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Exhibit 1.1

Form of Underwriting Agreement

IHS Inc.

Class A Common Stock, par value $0.01 per share

Underwriting Agreement

[Date]

[Name of Underwriter]
[Address]

Ladies and Gentlemen:

        [Name] (the "Selling Stockholder"), a stockholder of IHS Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to you (the "Underwriter") an aggregate of [Number of Shares] shares of Class A Common Stock, par value $0.01 per share ("Stock"), of the Company (the "Shares").

        1.     (a) The Company represents and warrants to, and agrees with, the Underwriter that:

            (i)    An "automatic shelf registration statement" as defined under Rule 405 under the Securities Act of 1933, as amended (the "Act") on Form S-3 (File No. 333-            ) in respect of the Stock has been filed with the Securities and Exchange Commission (the "Commission") not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the "Basic Prospectus"; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the "Pricing Prospectus"; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the "Prospectus"; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Shares is hereinafter called an "Issuer Free Writing Prospectus");

            (ii)   No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you or by the Selling Stockholder expressly for use therein;

            (iii)  For the purposes of this Agreement, the "Applicable Time" is             p.m. (Eastern Time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses and other documents and information listed in Schedule I hereto, taken together (collectively, the "Pricing Disclosure Package"), as of the Applicable Time, did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you or by the Selling Stockholder expressly for use therein;

            (iv)  The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you or by the Selling Stockholder expressly for use therein; and no such documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule I hereto;

            (v)   The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date and as of the Time of Delivery (as defined in Section 4 hereof) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you or by the Selling Stockholder expressly for use therein;

            (vi)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in each of the Pricing Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Pricing Prospectus and the Prospectus, except for such loss or interference as would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in each of the Pricing Prospectus and the Prospectus or as expressly permitted pursuant to Section 5(e) hereof;

            (vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

            (viii)     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

            (ix)  The Company has no subsidiaries except those entities set forth in Exhibit 21 to the Registration Statement; the subsidiaries of the Company listed in Schedule II hereto are the only significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X, as promulgated by the Commission) of the Company (the "Significant Subsidiaries"); each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation or limited liability company under the laws of its jurisdiction of incorporation or formation; and each subsidiary of the Company is in good standing (to the extent such concept is recognized in its jurisdiction of incorporation or formation), except where the failure of any subsidiary other than a Significant Subsidiary to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement;

            (x)   The Company has an authorized capitalization as set forth in each of the Pricing Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in each of the Pricing Prospectus and Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

            (xi)  The sale of the Shares by the Selling Stockholder and the compliance by the Company and the Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement; nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification (each, an "Authorization") of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration under the Act and the Exchange Act of the Shares, (B) the listing of the Shares on the New York Stock Exchange, Inc. (the "Exchange"), (C) such Authorizations as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), and (D) such Authorizations as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

            (xii) Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (B), a default which would not, individually or in the aggregate, have a Material Adverse Effect;

            (xiii)     The statements set forth in each of the Pricing Prospectus and the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

            (xiv)     Other than as set forth in each of the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (xv) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (xvi)     (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a "well-known seasoned issuer" as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an "ineligible issuer" as defined in Rule 405 under the Act;

            (xvii)     The Shares are listed on the Exchange;

            (xviii)     Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company's internal control over financial reporting and management's assessment thereof are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

            (xix)     The Company (individually and on a consolidated basis) and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (xx) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

            (xxi)     Since the date of the latest audited financial statements included in each of the Pricing Prospectus and the Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

            (xxii)     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

            (xxiii)     The Company and its subsidiaries are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in each of the Pricing Prospectus and the Prospectus;

            (xxiv)     (A) The Company and its subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in each of the Pricing Prospectus and the Prospectus to be conducted, except where the failure to own, possess or license would not, individually or in the aggregate, have a Material Adverse Effect;

              (B)  Except as set forth in each of the Pricing Prospectus and the Prospectus, there are no pending actions, suits or proceedings against the Company or, to the knowledge of the Company, against any other entity or person (1) challenging the Company's rights in or to any such Intellectual Property, (2) challenging the validity or scope of any such Intellectual Property, or (3) stating that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others;

              (C)  Except as set forth in each of the Pricing Prospectus and the Prospectus and excluding any action, suit or proceeding which would not reasonably be expected to have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement, to the Company's knowledge, there is no threatened action, suit or proceeding, or written claim received by the Company (1) challenging the Company's rights in or to any such Intellectual Property; (2) challenging the validity or scope of any such Intellectual Property; or (3) stating that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and

              (D)  Except as set forth in each of the Pricing Prospectus and the Prospectus and excluding any action, suit or proceeding which would not reasonably be expected to have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement, there is no infringement by third parties of any such Intellectual Property;

            (xxv)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder ("FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; the Company and its subsidiaries have conducted their businesses in compliance with the FCPA (as applicable) and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and the Company is not aware of any violation of the FCPA by any of its affiliates;

            (xxvi)     The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations thereunder (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and

            (xxvii)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently targeted by any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC") except as previously disclosed to you in writing; and the Company will not directly or, to the knowledge of the Company, indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently targeted by any U.S. sanctions administered by OFAC.

          (b)   The Selling Stockholder represents and warrants to, and agrees with, the Underwriter and the Company that:

            (i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;

            (ii)   The sale of the Shares to be sold by the Selling Stockholder hereunder, and the compliance by the Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, except for such conflicts, breaches or violations as would not interfere with the consummation of the transactions contemplated by this Agreement, the Power-of-Attorney or the Custody Agreement; nor will such action result in any violation of the provisions of the Deed of Incorporation or Articles of Association of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder;

            (iii)  The Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to the Shares to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon (x) delivery of such Shares and (y) payment for such Shares pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter (in the case of such Shares);

            (iv)  The Selling Stockholder will comply with the selling restrictions set forth in the Form of Lock-up Agreement attached hereto as Annex 8(k)(i);

            (v)   The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (vi)  To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, such Preliminary Prospectus, Pricing Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (vii) In order to document the Underwriter's compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 or Form W-8 as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

            (viii)     Certificates in negotiable form representing all of the Shares to be sold by the Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by the Selling Stockholder to Computershare Trust Company, Inc. as custodian (the "Custodian"), and the Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing [Name] as the Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute and deliver this Agreement on behalf of the Selling Stockholder, to determine the purchase price to be paid by the Underwriter to the Selling Stockholder as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by the Selling Stockholder hereunder and otherwise to act on behalf of the Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

            (ix)  The Shares represented by the certificates held in custody for the Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriter hereunder; the arrangements made by the Selling Stockholder for such custody, and the appointment by the Selling Stockholder of the Attorney-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law or if the Selling Stockholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorney-in-Fact pursuant to the Power of Attorney shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorney-in-Fact, or any of them, shall have received notice of such dissolution or other event.

        2.     Subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, the Shares at a purchase price per share of $[Purchase Price].

        3.     Upon the authorization by you of the release of the Shares, you propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

        4.     (a) The Shares to be purchased by you hereunder, in definitive form, and in such authorized denominations and registered in such names as you may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to you, through the facilities of the Depository Trust Company ("DTC"), for your account, against payment by you of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian to you at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York time, on [Closing Date] or such other time and date as you, the Company and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Shares is herein called the "Time of Delivery".

          (b)   The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(m) hereof, will be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5.     The Company agrees with the Underwriter:

          (a)   To prepare the Prospectus in a form agreed to by you and the Company and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to advise you promptly of and, unless impracticable, sufficiently in advance of such filing to enable you to comment upon any further amendment or any supplement to the Registration Statement or Prospectus prior to the Time of Delivery; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

          (b)   If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act, and to advise you promptly of and, unless impracticable, sufficiently in advance of filing any further amendment or any supplement to such form of prospectus to enable you to comment upon such amendment or supplement;

          (c)   If by the third anniversary (the "Renewal Deadline") of the initial effective date of the Registration Statement, the Underwriter notifies the Company that any of the Shares remain unsold by the Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares in a form reasonably satisfactory to you, or, if the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

          (d)   Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (e)   As soon as practicable on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at your expense, to prepare and deliver to you as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (f)    To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (g)   During the Lock-up Period (as defined below), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Stock, securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) any shares of Stock issued pursuant to employee benefit plans, stock options plans, or other employee compensation plans or employment agreements existing on the date hereof or issued to a new employee of the Company that commences employment on or after the date hereof; (ii) any shares of Stock issued pursuant to the exercise of deferred stock units or other rights outstanding on the date hereof; (iii) grants of options pursuant to employee benefit plans, stock option plans or other employee compensation plans or employment agreements existing on the date hereof or granted to a new employee of the Company that commences employment on or after the date hereof; and (iv) the issuance of shares of Stock in exchange for the assets of, or a majority or controlling portion of the equity of, another entity in connection with the acquisition by the Company or any of its subsidiaries of such entity, provided, however, that in the case of this clause (iv), (A) prior to such issuance of shares of Stock, each recipient of such shares that is a director, executive officer or 10% stockholder of such entity shall have executed and delivered to you an agreement substantially in the form of Annex 8(k)(i) hereto, and (B) the aggregate market value of such shares of Stock shall not exceed 10% of the market capitalization of the Company immediately following the Time of Delivery); the restrictions in this paragraph (g) will commence on the date hereof and will continue to and including the date sixty days after the date of the Pricing Prospectus (the "Lock-up Period");

          (h)   To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

          (i)    Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (j)    During a period of five years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and

          (k)   Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

        6.     (a) Each of the Company and the Selling Stockholder represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and you is listed on Schedule I hereto;

          (b)   Each of the Company and the Selling Stockholder has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

          (c)   Each of the Company and the Selling Stockholder agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or such Issuer Free Writing Prospectus, taken together with the Pricing Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company or the Selling Stockholder will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

        7.     Without prejudice to any agreement between the Company and the Selling Stockholder with respect to the allocation of expenses between them, the Company covenants and agrees with the Underwriter that it will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company's counsel and accountants and any counsel to the Selling Stockholder in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (b) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;

(c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (d) all fees and expenses in connection with listing the Shares on the Exchange; (e) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (f) the cost of preparing stock certificates; (g) the cost and charges of any transfer agent or registrar; (h) the fees and expenses of the Attorney-in-Fact and the Custodian; (i) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and its pro rata share of the cost of any aircraft chartered in connection with the "road show"; (j) all other costs and expenses incident to the performance of its obligations hereunder and the performance of the Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the Company's obligations for the fees and disbursements of counsel for the Underwriter incurred under subsections (c) and (e) shall not exceed $10,000. The Selling Stockholder covenants and agrees with the Underwriter (i) that it will pay or cause to be paid all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriter hereunder, and (ii) the underwriting discount associated with the Shares to be sold by the Selling Stockholder hereunder shall be deducted from the Selling Stockholder's proceeds from the sale of such Shares. In connection with the preceding sentence, the Underwriter agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

        8.     The obligations of the Underwriter hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholder herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission," and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b)   Sullivan & Cromwell LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c)   Davis Polk & Wardwell, counsel for the Company, shall have furnished to you their written opinion (in the form attached as Annex 8(c) hereto), dated the Time of Delivery, to the effect that:

            (i)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the section entitled "Description of Capital Stock" in each of the Pricing Prospectus and the Prospectus;

            (ii)   The Company has an authorized capitalization as set forth in the Prospectus, and all of the shares of capital stock of the Company issued up to and including the Company's initial public offering (including without limitation the Shares, which were issued prior to the Company's initial public offering) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform in all material respects to the description of the Stock contained in each of the Pricing Prospectus and the Prospectus;

            (iii)  Each of Information Handling Services Group Inc., Information Handling Services Inc., IHS Energy Group Inc. and IHS Sponsor Inc. is validly existing as a corporation in good standing under the laws of the State of Delaware; Petroleum Information/Dwights LLC is validly existing as a limited liability company in good standing under the laws of the State of Delaware; and all of the issued shares of capital stock of each of Information Handling Services Group Inc., Information Handling Services Inc., IHS Energy Group Inc. and IHS Sponsor Inc., and all of the limited liability company membership interests of Petroleum Information/Dwights LLC, to the best of such counsel's knowledge, relying solely as to matters of fact upon certificates of officers of the Company or its subsidiaries, are owned directly or indirectly by the Company, in each case free and clear of all liens, encumbrances, equities or claims;

            (iv)  To the best of such counsel's knowledge based solely on inquiry of officers of the Company, and other than as set forth in each of the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

            (v)   This Agreement has been duly authorized, executed and delivered by the Company;

            (vi)  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (A) any provision of the laws of the State of New York, the General Corporation Law of the State of Delaware or the federal laws of the United States of America that in such counsel's experience are normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, (B) the Certificate of Incorporation or By-laws of the Company, or (C) any agreement, indenture, lease or other instrument to which the Company or any subsidiary of the Company is a party, or by which any of them or any of their respective properties is bound, that is specified in an annex attached to such counsel's opinion;

            (vii) To the best of such counsel's knowledge, no Authorization is required to be obtained or made by the Company or any of its subsidiaries from, to or with any court or governmental agency or body under the laws of the State of New York, the General Corporation Law of the State of Delaware or the federal laws of the United States of America that in such counsel's experience are normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement for the sale of the Shares by the Selling Stockholder or the consummation of the transactions contemplated by this Agreement, except for (A) the registration of the Shares under the Act and the Exchange Act, (B) the listing of the Shares on the Exchange, (C) such Authorizations as may be required from the NASD, (D) such Authorizations the absence of which would not have a Material Adverse Effect or interfere materially with the consummation of the transactions contemplated by this Agreement, and (E) such Authorizations as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

            (viii)     The statements relating to legal matters or documents set forth in each of the Pricing Prospectus and the Prospectus under the caption "Description of Capital Stock", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects; and

            (ix)  The Company is not, and after giving effect to the offering and sale of the Shares in accordance with this Agreement will not be, an "investment company", as such term is defined in the Investment Company Act.

        Such counsel shall also state that they have not themselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement, the Pricing Prospectus or the Prospectus; they have generally reviewed and discussed with representatives of the Underwriter and with certain officers and employees of, and counsel and independent public accountants for, the Company, the information furnished, whether or not subject to such counsel's check or verification; on the basis of such consideration, review and discussion, but without independent check or verification, except as referred to in subsection (viii) of this Section 8(c), (A) in such counsel's opinion, the Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to the Time of Delivery appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and (B) nothing has come to such counsel's attention that causes such counsel to believe that (i) the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery, when the Registration Statement or such amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Prospectus, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) as of its date and as of the Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinion and belief, such counsel may state that they have not been called to pass upon, and express no opinion or belief as to, the financial statements or financial schedules or other financial data included in the Registration Statement, the Pricing Prospectus or the Prospectus. In addition, such counsel may state that they express no opinion or belief as to the conveyance of the Pricing Prospectus or the Prospectus or the information contained therein to investors for purposes of Rule 159 under the Act.

        In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware. Such counsel may state that it is outside counsel and that its knowledge as to matters covered in such opinions is necessarily limited. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company and its subsidiaries, certificates of public officials and other sources;

          (d)   Stephen Green, Senior Vice President and General Counsel of the Company, shall have furnished to you his written opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

            (i)    The Company has an authorized capitalization as set forth in the Prospectus, and all of the shares of capital stock of the Company issued since the Company's initial public offering have been duly and validly authorized and issued and are fully paid and non-assessable;

            (ii)   To the best of such counsel's knowledge, and other than as set forth in each of the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened by governmental authorities or others; and

            (iii)  To the best of such counsel's knowledge, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any judgment, order or decree of any government body, agency or court having jurisdiction over the Company or any subsidiary of the Company, except, with respect to such performance, as rights to indemnification and contribution under this Agreement may be limited by applicable law;

          (e)   De Brauw Blackstone Westbroek, counsel for the Selling Stockholder, shall have furnished to you their written opinion, with respect to the Selling Stockholder, dated the Time of Delivery, in the form attached as Annex 8(e)(i) hereto;

          (f)    Davis Polk & Wardwell, special U.S. counsel for the Selling Stockholder, shall have furnished to you their written opinion with respect to the Selling Stockholder (in the form attached as Annex 8(f) hereto), dated the Time of Delivery, to the effect that:

            Upon payment for the Shares to be sold by the Selling Stockholder to the Underwriter as provided in this Agreement, the delivery of such Shares to Cede & Co. or such other nominee as may be designated by DTC, the registration of such Shares in the name of Cede & Co. or such other nominee and the crediting of such Shares on the records of DTC to security accounts in the name of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) to such Shares or any security entitlement in respect thereof), (i) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriter will acquire a security entitlement in respect of such Shares and (iii) to the extent governed by Article 8 of the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriter; it being understood that for purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede & Co. or such other nominee as may be designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of the Underwriter on the records of DTC will have been made pursuant to the UCC;

          (g)   On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex 8(g)(i) hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex 8(g)(ii) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex 8(g)(iii) hereto);

          (h)   (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries other than as expressly permitted in Section 5(e) hereof, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

          (i)    On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

          (j)    The Shares at the Time of Delivery shall have been duly listed on the Exchange;

          (k)   The Company has obtained and delivered to the Underwriter executed copies of an agreement in the form of Annex 8(k)(i) from the Company's directors, executive officers and stockholders and other persons listed in Annex 8(k)(ii);

          (l)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

          (m)  The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to certain of the Company's foreign subsidiaries, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section.

        (9)   (a) The Company and the Selling Stockholder, jointly and severally, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; provided, further, that (i) the liability of the Selling Stockholder pursuant to this subsection (a) shall not exceed the product of (x) the number of Shares sold by the Selling Stockholder and (y) the initial public offering price of the Shares less the underwriting discount per Share, as set forth in the Prospectus, and (ii) the Selling Stockholder shall only be liable for amounts payable under this section 9(a) in the event that (A) the Company is bankrupt or insolvent or (B) an indemnified party (as described below) shall have obtained a judicial judgment, order or decree (in each case which has not been appealed) for amounts payable to such indemnified party under this Section 9(a) and such indemnified party shall have made a demand upon the Company for payment of such amounts following such judgment, order or decree, which demand remains unsatisfied for 45 days or more.

          (b)   The Selling Stockholder will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the product of (x) the number of Shares sold by the Selling Stockholder and (y) the initial public offering price of the Shares less the underwriting discount per Share, as set forth in the Prospectus.

          (c)   The Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

          (d)   Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e)   If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total financial benefit received by the Underwriter from the offering of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)    The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

        10.   The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

        11.   If for any reason any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to the Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

        12.   In all dealings with the Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Selling Stockholder made or given by the Attorney-in-Fact for the Selling Stockholder.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at                         , New York, New York            , Attention:                        ; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at [Name], [Address], Attention: [Name] (fax no.: [Fax Number]); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        13.   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        14.   Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        15.   The Company and the Selling Stockholder acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this agreement is an arm's-length commercial transaction among the Company, the Selling Stockholder and the Underwriter, (b) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (c) the Underwriter has not assumed an advisory of fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (d) the Company and the Selling Stockholder have consulted their own legal and financial advisors to the extent each of them, respectively, deemed appropriate. The Company and the Selling Stockholder agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary duty or similar duty to the Company or the Selling Stockholder, respectively, in connection with such transactions or the process leading thereto.

        16.   The Company and the Selling Stockholder acknowledge that the Underwriter's research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter's research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholder acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

        17.   This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriter with respect to the subject matter hereof.

        18.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        19.   The Company, the Selling Stockholder and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

        20.   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and the Selling Stockholder.

        Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by the Selling

Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,
IHS Inc.
By: Name: Title:
[Name of Selling Stockholder]
By: Name: Title: Attorney-in-Fact
Accepted as of the date hereof:
[Name of Underwriter]
By: Name: Title:

SCHEDULE I

        The total number of Shares being offered to the public as set forth on the cover of the Prospectus.

        Issuer Free Writing Prospectuses:

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SCHEDULE II

Significant Subsidiary	Jurisdiction of Incorporation/Formation
Information Handling Services Group Inc.	Delaware
IHS Energy Group Inc.	Delaware
Petroleum Information/Dwights LLC	Delaware
IHS Sponsor Inc.	Delaware
Information Handling Services Inc.	Delaware
IHS Energy Canada Ltd.	Canada
IHS Group Holdings Limited	United Kingdom
Technical Indexes Limited	United Kingdom
Petroconsultants SA	Switzerland

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ANNEX 8(k)(i)

Form of Lock-up Agreement

[Date]

TO: The Underwriter to be Named in the Attached Underwriting Agreement

Re: IHS Inc.—Lock-Up Agreement

Ladies and Gentlemen:

        The undersigned understands that you (the "Underwriter"), propose to enter into an Underwriting Agreement with IHS Inc., a Delaware corporation (the "Company"), and the Selling Stockholder named therein (the "Underwriting Agreement"), providing for a public offering of the Class A Common Stock, par value $0.01 per share, of the Company (the "Shares") pursuant to a Registration Statement on Form S-3 (Registration No. 333-[File Number]) filed with the Securities and Exchange Commission (the "SEC").

        In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the "Lock-up Period"), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Class A Common Stock of the Company, or any options or warrants to purchase any shares of Class A Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

        The Lock-up Period will commence on the date of this Lock-up Agreement and continue for 60 days after the public offering date set forth on the final prospectus used to sell the Shares (the "Public Offering Date") pursuant to the Underwriting Agreement.

        Notwithstanding the foregoing, this Lock-Up Agreement shall not apply to (x) the sale of any Shares to the Underwriter pursuant to the Underwriting Agreement or (y) transactions by any person relating to Shares acquired in open market transactions after the Public Offering Date, provided that transactions pursuant to this clause (y) do not require a filing to be made with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations promulgated thereunder. In addition, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth herein; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; (iii) to the Company to fund statutory withholding tax requirements if such Shares were issued pursuant to a Company employee benefit plan, stock option plan or other employee compensation plan or employment agreement; (iv) if the undersigned is a director or officer of the

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Company, pursuant to any contract, instruction or plan described in Rule 10b5-1(c) under the Exchange Act, entered into, given or adopted before the Public Offering Date; (v) in connection with or in contemplation of the reorganization of The Thyssen-Bornemisza Continuity Trust described in the prospectus used to sell the Shares or in a document incorporated by reference therein, provided that the transferee agrees in writing to be bound by the restrictions set forth herein; or (vi) with the prior written consent of the Underwriter. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, if the undersigned is a corporation, this Lock-Up Agreement shall not apply to the transfer by such corporation of the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer that is not otherwise in accordance with clause (iii), (iv), (v) or (vi) above shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clauses (i) through (vi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

        The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

        The undersigned understands that if (a) the Company notifies you that it does not intend to proceed with the public offering of the Shares, (b) the Underwriting Agreement is not executed prior to the date which is 30 days after the date hereof or (c) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

Very truly yours,
Exact Name
Authorized Signature
Title

2

ANNEX 8(k)(ii)

Lock-up Agreement List

Executive Officers and Directors

Stockholders

3

QuickLinks

  Exhibit 1.1
Form of Underwriting Agreement
SCHEDULE I
SCHEDULE II
  ANNEX 8(k)(i)
Form of Lock-up Agreement
  ANNEX 8(k)(ii)
Lock-up Agreement List